UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2014

Atlas Resource Partners, L.P.

(Exact name of registrant as specified in its chapter)

Delaware	1-35317	45-3591625
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park Place Corporate Center One 1000 Commerce Drive, Suite 400 Pittsburgh, PA	15275
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-251-0171

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On October 14, 2014, Atlas Resource Finance Corporation and Atlas Energy Holdings Operating Company, LLC (together, the “Issuers”), each a wholly-owned subsidiary of Atlas Resource Partners, L.P. (the “Partnership), issued $75 million aggregate principal amount of their 9.25% Senior Notes due 2021 (the “Notes”) under the Indenture, dated July 30, 2013 (the “Base Indenture”), by and between Atlas Resource Escrow Corporation and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture, dated July 31, 2013 (the “First Supplemental Indenture”), among the Issuers, the Partnership and the other guarantors named therein (together, the “Guarantors”) and the Trustee, as further supplemented by a second supplemental indenture, dated October 14, 2014 (“Second Supplemental Indenture” and, together with the First Supplemental Indenture and the Base Indenture, the “Indenture”), among the Issuers, the Guarantors and the Trustee. The Notes were issued under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”).

Under the terms of the Indenture, the Notes are unconditionally guaranteed by the Partnership and its existing wholly-owned subsidiaries (other than the Issuers, Atlas Energy Securities, LLC and Anthem Securities, Inc.) and any future subsidiary that guarantees the Partnership’s indebtedness or the indebtedness of any other subsidiary. The Indenture contains customary representations, warranties and covenants among the parties as of the date of entering into such agreement; these representations, warranties and covenants are not factual information to investors about the Issuers or the Partnership. The Base Indenture, Supplemental Indenture and Second Supplemental Indenture are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The description of the material terms of such agreements is qualified in its entirety by reference to such exhibits.

On October 14, 2014, the Issuers and the Guarantors also entered into a registration rights agreement (the “Registration Rights Agreement”) with Wells Fargo Securities, LLC as representative of the initial purchasers named therein. Under the Registration Rights Agreement, the Issuers and the Guarantors will cause to be filed with the Securities and Exchange Commission a registration statement with respect to an offer to exchange the Notes for substantially identical notes that are registered under the Securities Act. The Issuers and the Guarantors will use their reasonable best efforts to cause the exchange offer registration statement to become effective under the Securities Act. In addition, the Issuers and the Guarantors will use their reasonable best efforts to cause the exchange offer to be consummated not later than 270 days after the issuance of the Notes. Under some circumstances, in lieu of, or in addition to, a registered exchange offer, the Issuers and the Guarantors have agreed to file a shelf registration statement with respect to the Notes. The Issuers and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the Notes within the specified time periods. This summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in “Item 1.01. Entry into a Material Definitive Agreement” is incorporated in this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

4.1	Indenture dated as of July 30, 2013, by and between Atlas Resource Escrow Corporation and Wells Fargo Bank, National Association(1)

4.2	Supplemental Indenture dated as of July 31, 2013, by and among Atlas Resource Partners, L.P., Atlas Energy Holdings Operating Company, LLC, Atlas Resource Finance Corporation, the guarantors named therein and Wells Fargo Bank, National Association(1)

4.3	Second Supplemental Indenture dated as of October 14, 2014, by and among Atlas Resource Partners, L.P., Atlas Energy Holdings Operating Company, LLC, Atlas Resource Finance Corporation, the guarantors named therein and Wells Fargo Bank, National Association

10.1	Registration Rights Agreement dated as of October 14, 2014, by and among Atlas Resource Partners, L.P., Atlas Energy Holdings Operating Company, LLC, Atlas Resource Finance Corporation, the guarantors named therein and Wells Fargo Securities, LLC, for itself and on behalf of the Initial Purchasers

(1)	Filed as an exhibit to the Partnership’s Current Report on Form 8-K filed on August 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Resource Partners, L.P.
By:	Atlas Resource Partners GP, LLC, its
general partner

Date: October 15, 2014		/s/ Sean P. McGrath
	Name:	Sean P. McGrath
	Title:	Chief Financial Officer